EXHIBIT 10.104

CONFIDENTIAL TREATMENT:

MICRON TECHNOLOGY, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY ASTERISKS, BE AFFORDED CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. MICRON TECHNOLOGY, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

2012 MASTER AGREEMENT
BY AND AMONG

INTEL CORPORATION,
INTEL TECHNOLOGY ASIA PTE LTD,
MICRON TECHNOLOGY, INC.,
MICRON SEMICONDUCTOR ASIA PTE. LTD.,
IM FLASH TECHNOLOGIES, LLC
AND
IM FLASH SINGAPORE, LLP
FEBRUARY 27, 2012

TABLE OF CONTENTS
Page

ARTICLE 1 .		DEFINITIONS	1
	1.1	Definitions	1
ARTICLE 2 .		CONTRACTS AND DISTRIBUTIONS	2
	2.1	Pre-Existing Concluded Contracts Between Certain Parties	2
	2.2	Pre-Existing Contracts to be Terminated by Certain Parties	2
	2.3	Pre-Existing Contracts Continuing Between Certain Parties	2
	2.4	Contemporaneously Executed Contracts Between the Parties	2
	2.5	Amended Contracts Between Certain Parties	2
	2.6	Contracts to be Entered into by Certain Parties	2
	2.7	Asset Transactions to be Entered into by Certain Parties	2
	2.8	Distributions to IMFT and IMFS Members; Post-Closing IMFS Matters	3
	2.9	Member Approvals and Authorizations	6
ARTICLE 3 .		REPRESENTATIONS AND WARRANTIES	7
	3.1	Intel Representations	7
	3.2	Intel Singapore Representations	8
	3.3	Micron Representations	9
	3.4	Micron Singapore Representations	10
	3.5	IMFT Representations	12
	3.6	IMFS Representations	13
ARTICLE 4 .		COVENANTS	14
	4.1	Reasonable Efforts	14
	4.2	Governmental Filings	14
	4.3	Further Assurances	15
	4.4	Confidentiality	15
	4.5	Public Announcements	15
	4.6	Legally Compelled Disclosures	15
	4.7	Continuity and Maintenance of Operations	16
	4.8	Certain Deliveries and Notices	16
	4.9	Damage to MTV Premises	16
	4.10	Physical Counts	17
	4.11	Fixed Asset Reconciliation	19
	4.12	Failure to Obtain ****	20
	4.13	****	21
ARTICLE 5.		CLOSING	21
	5.1	Closing	21
	5.2	Conditions to the Obligations of the Parties	21
	5.3	Closing Deliverables	23
ARTICLE 6.		INDEMNIFICATION	24

	6.1	Survival	24
	6.2	Indemnification	24
	6.3	Procedures	26
	6.4	Specific Performance	27
	6.5	Treatment of Indemnification Payments; Insurance Recoveries	27
	6.6	Certain Additional Procedures	28
	6.7	Remedies	28
ARTICLE 7.		TERMINATION; ALTERNATIVE TRANSACTION	28
	7.1	Termination	28
	7.2	Alternative Transaction.	29
ARTICLE 8.		MISCELLANEOUS	30
	8.1	Limitation of Liability	30
	8.2	Exclusions and Mitigation	30
	8.3	Notices	30
	8.4	Waiver	32
	8.5	Assignment	32
	8.6	Third Party Rights	32
	8.7	Choice of Law	32
	8.8	Jurisdiction and Venue; Waiver of Jury Trial	32
	8.9	Dispute Resolution	33
	8.10	Headings	34
	8.11	Entire Agreement	34
	8.12	Severability	34
	8.13	Counterparts	35
	8.14	Expenses	35
	8.15	Certain Interpretive Matters	35

Appendix A        Definitions

2012 MASTER AGREEMENT
This 2012 MASTER AGREEMENT (together with Appendix A hereto, this “Agreement”) is made and entered into as of this 27th day of February, 2012, by and among Intel Corporation, a Delaware corporation (“Intel”), Intel Technology Asia Pte Ltd, a private limited company organized under the laws of Singapore (“Intel Singapore” and, together with Intel, the “Intel Parties”), Micron Technology, Inc., a Delaware corporation (“Micron”), Micron Semiconductor Asia Pte. Ltd., a private limited company organized under the laws of Singapore (“Micron Singapore” and, together with Micron, the “Micron Parties”), IM Flash Technologies, LLC, a Delaware limited liability company (“IMFT”), and IM Flash Singapore, LLP, a limited liability partnership organized under the laws of Singapore (“IMFS”). Each of Intel, Intel Singapore, Micron, Micron Singapore, IMFT and IMFS may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
A.Micron and Intel are parties to that certain Amended and Restated Limited Liability Company Operating Agreement of IMFT, dated February 27, 2007 (the “IMFT Agreement”).
B.Micron Singapore, a wholly owned subsidiary of Micron, and Intel Singapore, a wholly owned subsidiary of Intel, are parties to that certain Limited Liability Partnership Agreement of IMFS, dated February 27, 2007 (the “IMFS Agreement”).
C.The Parties desire to enter into certain agreements regarding the joint development and potential manufacture of Designated Technology Devices.
D.The Parties desire to modify and enter into certain new Joint Venture Documents (as hereinafter defined) and to terminate certain Joint Venture Documents.
E.The Parties desire to implement transactions involving certain of the assets of IMFT and the business of IMFS by entering into the Asset Transaction Agreements (as hereinafter defined), and consummating the transactions contemplated thereby.
F.Micron desires to borrow, and Intel desires to lend, certain amounts, subject to the terms and conditions of a promissory note to be issued concurrently with the consummation of the transactions contemplated hereby.
NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants contained in this Agreement as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:
ARTICLE 1.
DEFINITIONS
1.1    Definitions. Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Appendix A to this Agreement.

ARTICLE 2.
CONTRACTS AND DISTRIBUTIONS
2.1    Pre-Existing Concluded Contracts Between Certain Parties. Prior to the date of this Agreement, certain of the Parties have entered into various agreements, as listed on Schedule 2.1 of the 2012 Master Agreement Disclosure Letter (the “Concluded Agreements”), that have expired or terminated in accordance with their terms and that the Parties acknowledge and agree are of no further force or effect.
2.2    Pre-Existing Contracts to be Terminated by Certain Parties. Prior to the date of this Agreement, certain of the Parties have entered into various agreements, as listed on Schedule 2.2 of the 2012 Master Agreement Disclosure Letter, that the applicable Parties shall terminate at the Closing in accordance with the Termination Agreements listed in such schedule (the “Termination Agreements”).
2.3    Pre-Existing Contracts Continuing Between Certain Parties. Prior to the date of this Agreement, certain of the Parties have entered into various agreements, as listed on Schedule 2.3 of the 2012 Master Agreement Disclosure Letter (the “Continuing Agreements”), that remain in full force and effect.
2.4    Contemporaneously Executed Contracts Between the Parties. On the date of this Agreement, the Parties have entered into the agreements listed on Schedule 2.4 of the 2012 Master Agreement Disclosure Letter (the “Contemporaneously Executed Agreements”).
2.5    Amended Contracts Between Certain Parties. At the Closing, the applicable Parties shall enter into the amendments to the agreements listed on Schedule 2.5 of the 2012 Master Agreement Disclosure Letter (the “Closing Date Amendments”), which shall amend certain agreements into which certain Parties have previously entered (as so amended, the “Amended Agreements”).
2.6    Contracts to be Entered into by Certain Parties. At the Closing, the applicable Parties shall enter into the agreements listed on Schedule 2.6 of the 2012 Master Agreement Disclosure Letter (the “New Agreements”).
2.7    Asset Transactions to be Entered into by Certain Parties.
(A)    On the date of this Agreement, the applicable Parties shall enter into that certain IMFS BSA to implement Micron Singapore’s purchase of the business of IMFS relating to the manufacture of NAND Flash Memory Products (as defined in the IMFS Agreement).
(B)    IMFT shall prepare in good faith and deliver to Micron three Business Days prior to the Closing a statement setting forth a good faith estimate of the MTV Net Book Value (as defined in the MTV APSA) as of the Closing.
(C)    At the Closing, the applicable Parties shall enter into the MTV APSA and each of the other Asset Transaction Agreements listed on Schedule 2.7(C) of the 2012 Master Agreement Disclosure Letter that were not executed on the date of this Agreement.

2.8    Distributions to IMFT and IMFS Members; Post-Closing IMFS Matters.
(A)    Distributions. On the Closing Date, immediately after the Closing and as a condition subsequent thereto:
(1)    Notwithstanding the provisions of Section 5.1 of the IMFT Agreement, IMFT shall distribute by wire transfer to each of Micron and Intel an amount equal to each such Party’s pro rata portion of the Estimated Purchase Price (as defined in the MTV APSA), based upon their respective Sharing Interests in IMFT at the Closing. As required under Section 7.4(A)(6) of the IMFT Agreement, Micron and Intel hereby unanimously agree to such distributions by IMFT to Intel and Micron.
(2)    Notwithstanding the provisions of Section 5.1 of the IMFS Agreement, IMFS shall distribute (a) by wire transfer to Intel Singapore cash in the amount (the “Intel Singapore Distribution”) of (i) $465,702,000, which amount is equal to Intel Singapore’s cumulative net investment in IMFS as agreed by the Parties as of the date of this Agreement, plus (ii) any Capital Contributions (as defined in the IMFS Agreement) made by Intel Singapore after the execution of this Agreement but prior to the Closing, less (iii) any distributions to Intel Singapore pursuant to Section 5.1 of the IMFS Agreement after the execution of this Agreement but prior to the Closing, and (b) to Micron Singapore all of the assets of IMFS other than the Intel Singapore Distribution. Micron Singapore shall cause the cash balance of IMFS on the Closing Date after receipt of the MSA Cash Purchase Price (as defined in the IMFS BSA) to be sufficient to make the distribution contemplated by Section 2.8(A)(2)(a). As required under Section 7.4(A)(6) of the IMFS Agreement, Micron Singapore and Intel Singapore hereby unanimously agree to such distributions by IMFS to Intel Singapore and Micron Singapore.
(3)    Micron, Micron Singapore, Intel and Intel Singapore shall cause their respective representatives on the Board of Managers of each of IMFT and IMFS to approve the distributions contemplated in Sections 2.8(A) and 2.8(B) prior to the Closing Date.
(4)    After the execution of this Agreement and until the earlier of (i) the termination of this Agreement and (ii) the Closing, IMFS shall not make any distributions to its Members, and Micron Singapore and Intel Singapore shall cause their respective representatives on the Board of Managers of IMFS not to permit IMFS to make any distributions other than pursuant to Section 2.8(A)(2).
(B)    Contributions and Distributions in Respect of Post-Closing Adjustment Payments.
(1)    If the MTV APSA Post-Closing Adjustment is a negative number and IMFT must pay the absolute value thereof to Micron pursuant to the MTV APSA, Micron and Intel shall contribute their pro rata portion of the Post-Closing Adjustment amount to IMFT, within two Business Days of its final determination, in accordance with their respective Sharing Interests in IMFT at the Closing.
(2)    If the MTV APSA Post-Closing Adjustment is a positive number and Micron must pay the amount thereof to IMFT, IMFT shall distribute the Post-Closing Adjustment amount to Micron and Intel, within two Business Days of its final determination, on a pro rata basis in accordance with their respective Sharing Interests in IMFT at the Closing.

(C)    Resignation. On the Closing Date, immediately after the distribution from IMFS to Intel Singapore pursuant to Section 2.8(A)(2), and as a condition subsequent to the Closing, Intel Singapore shall resign as a partner of IMFS, and Micron Singapore hereby agrees to such resignation.
(D)    Release.
(1)    From and after the Closing and notwithstanding the provisions of Section 11(3) of the Limited Liability Partnerships Act, Chapter 163A of Singapore, except as expressly set forth in this Agreement and the IMFS BSA, Intel Singapore will not have any interest in, or right or claim to any distributions or other payments by IMFS of any allocation or share of the assets or profits of IMFS, or any benefit pursuant to the IMFS Agreement and all other agreements relating to IMFS that do not expressly survive the Closing.
(2)    From and after the Closing, (a) except for any obligations, liabilities or Claims set forth in or arising with respect to any of this Agreement, the Joint Venture Documents or the Asset Transaction Agreements, (b) except to the extent that any of this Agreement, the Joint Venture Documents or the Asset Transaction Agreements expressly provides that any specific obligations, liabilities or other Claims survive the Closing and (c) except as set forth on Schedule 2.8(D)(2)(c) of the 2012 Master Agreement Disclosure Letter, each of Intel Singapore, Micron Singapore and IMFS, for themselves and for their past and present stockholders, partners, directors, officers, employees, agents and other representatives, hereby releases and forever discharges the other Parties and their past and present stockholders, partners, directors, officers, employees, agents and other representatives from any and all Claims of any kind or manner whatsoever, known or unknown, arising out of, relating to or with respect to the IMFS Premises, the IMFS Business, the IMFS Agreement or any other agreements relating to IMFS or the MSA Purchased Assets, including any Claims relating to any Environmental Law or any violations thereof or arising from or relating to a release of any Hazardous Substance and any Claims relating to or arising from the agreements and matters set forth on Schedule 2.8(D)(2)(d) of the 2012 Master Agreement Disclosure Letter.
(3)    From and after the Closing, (a) except for any obligations, liabilities or Claims set forth in or arising with respect to any of this Agreement, the Joint Venture Documents or the Asset Transaction Agreements, (b) except to the extent that any of this Agreement, the Joint Venture Documents or the Asset Transaction Agreements expressly provides that any specific obligations, liabilities or other Claims thereunder survive the Closing and (c) except as set forth on Schedule 2.8(D)(3)(c) of the 2012 Master Agreement Disclosure Letter, each of Intel, Micron and IMFT, for themselves and for their past and present stockholders, partners, directors, officers, employees, agents and other representatives, hereby releases and forever discharges each other Party and their past and present stockholders, partners, directors, officers, employees, agents and other representatives from any and all Claims of any kind or manner whatsoever, known or unknown, arising out of, relating to or with respect to the MTV Fab Operations, the MTV Leased Premises, the MTV Lease Agreement or the Micron Purchased Assets, including any Claims relating to any Environmental Law or any violations thereof or arising from or relating to a release of any Hazardous Substance and any Claims relating to or arising from the agreements and matters set forth on Schedule 2.8(D)(3)(d) of the 2012 Master Agreement Disclosure Letter.

(4)    Each of IMFS, IMFT, the Micron Parties and the Intel Parties understands and agrees that the consideration recited in this Agreement and the Asset Transaction Agreements are the only consideration for the foregoing releases, and that no representations, promises or inducements have been made by or on behalf of any other Party except as may appear in this Agreement and the Asset Transaction Agreements.
(5)    Each of IMFS, IMFT, the Micron Parties and the Intel Parties represents and warrants to the other Parties that (a) it at all times has been, as of the date of this Agreement is, and as of the Closing Date will be, the sole owner of any and all Claims of such Party as described in Section 2.8(D)(1), (D)(2) and (D)(3), as applicable, (b) it has not at any time assigned or attempted to assign any Claim of such Party as described in Sections 2.8(D)(1), (D)(2) and (D)(3), as applicable, and (c) it knows of no person or entity other than itself having or asserting that it has any Claim of such Party as described in Sections 2.8(D)(1), (D)(2) and (D)(3), as applicable.
(E)    IMFS U.S. Tax Matters.
(1)    Each of the Intel Parties, the Micron Parties and IMFS agrees for U.S. federal income Tax purposes to treat the sale of IMFS’s business contemplated by the IMFS BSA and the distribution of a portion of the proceeds thereof to Intel Singapore as contemplated by Section 2.8(A)(2) hereof as (a) from the standpoint of ****, a sale of the **** of **** by reason of ****, (b) from the standpoint of ****, a purchase by **** of the assets of **** attributable to ****’s interest in **** and the receipt by **** of a **** of the **** of **** attributable to ****’s interest in ****, and (c) from the standpoint of ****, **** and ****, a termination of **** pursuant to **** (and any similar provision of state and/or local income Tax law) on the Closing Date.
(2)    Consistent with paragraph (1) above, the tax year of IMFS, as determined for U.S. federal income tax purposes, will end on the Closing Date.
(3)    The provisions of Section 10.6 of the IMFS Agreement (as in effect immediately prior to the Closing) shall continue to apply with respect to any taxable period during which Intel Singapore is treated as a partner of IMFS for Singapore income Tax purposes or could otherwise suffer adverse Tax consequences as a result of a Tax return filed with respect to such period, as if Intel Singapore continued as a Member of IMFS indefinitely following the Closing.
(4)    United States federal income tax returns of IMFS filed after the Closing for any taxable period during which Intel Singapore is treated as a partner of IMFS for U.S. federal income Tax purposes or could otherwise suffer adverse Tax consequences as a result of a Tax return filed with respect to such period shall be prepared and filed in accordance with the principles of Section 10.6(B) of the IMFS Agreement (as in effect immediately prior to the Closing) as if Intel Singapore continued as a Member of IMFS indefinitely following the Closing.
(5)    The provisions of Section 10.7 of the IMFS Agreement (as in effect immediately prior to the Closing) shall apply with respect to any administrative or judicial proceeding related to an adjustment or proposed adjustment related to any Tax return of IMFS for any taxable period during which Intel Singapore is treated as a partner of IMFS for income Tax purposes under applicable law or could otherwise suffer adverse Tax consequences as a result of the settlement of any such proceeding, as if Intel Singapore continued as a Member of IMFS indefinitely following the Closing.
(6)    Following the Closing, IMFS will promptly upon request provide to the Intel Parties such information requested by the Intel Parties with respect to the preparation or filing of any Tax return, payment of any Tax, preparation for any Tax audit or other Tax proceeding, in each case with respect to Intel Singapore’s former status as a Member of IMFS.
2.9    Member Approvals and Authorizations.
(A)    Intel and Micron, as Members of IMFT, hereby approve and authorize in all respects the Joint Venture Documents, the Asset Transaction Agreements, the distributions contemplated by this Agreement and the transactions contemplated hereby and thereby. Intel and Micron, as Members of IMFT, hereby authorize, empower and direct the Board of Managers and officers of IMFT to execute and deliver, in the name and on behalf of IMFT, the Joint Venture Documents, Asset Transaction Agreements and any ancillary documents, agreements or certificates contemplated thereby and related thereto to which IMFT is a party, including those documents and instruments attached as exhibits thereto, with such changes or modifications thereto as may be approved by the Board of Managers, such approval to be conclusively evidenced by the execution of any such document or agreement. Furthermore, Intel and Micron, as Members of IMFT, hereby authorize the Board of Managers to take such action on behalf of IMFT as it may deem necessary, advisable or proper in order to carry out and perform the obligations of IMFT under the Joint Venture Documents, Asset Transaction Agreements and any other agreements and documents executed and delivered by IMFT pursuant to or in connection with such documents and agreements, including those documents and instruments attached as exhibits thereto. Notwithstanding the foregoing, with respect to any transaction with IMFT relating to an Interested Member (as defined in the IMFT Agreement), any approvals relating to such transaction or related documents shall be subject to the approval of the Independent Member (as defined in the IMFT Agreement) pursuant to the IMFT Agreement.
(B)    Intel Singapore and Micron Singapore, as Members of IMFS, hereby approve and authorize in all respects the Joint Venture Documents, the Asset Transaction Agreements, the distributions contemplated by this Agreement and the transactions contemplated hereby and thereby. Intel Singapore and Micron Singapore, as Members of IMFS, hereby authorize, empower and direct the Board of Managers and officers of IMFS to execute and deliver, in the name and on behalf of IMFS, the Joint Venture Documents, Asset Transaction Agreements and any ancillary documents, agreements or certificates contemplated thereby and related thereto to which IMFS is a party, including those documents and instruments attached as exhibits thereto, with such changes or modifications thereto as may be approved by the Board of Managers, such approval to be conclusively evidenced by the execution of any such document or agreement. Furthermore, each of Intel Singapore and Micron Singapore, as Members of IMFS, hereby authorize the Board of Managers to take such action on behalf of IMFS as it may deem necessary, advisable or proper in order to carry out and perform the obligations of IMFS under the Joint Venture Documents, Asset

Transaction Agreements and any other agreements and documents executed and delivered by IMFS pursuant to or in connection with such documents and agreements, including those documents and instruments attached as exhibits thereto. Notwithstanding the foregoing, with respect to any transaction with IMFS relating to an Interested Member (as defined in the IMFS Agreement), any approvals relating to such transaction or related documents shall be subject to the approval of the Independent Member (as defined in the IMFS Agreement) pursuant to the IMFS Agreement.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
3.1    Intel Representations. Intel represents and warrants to the other Parties as follows:
(A)    Corporate Existence and Power. Intel is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Intel has the requisite corporate power and authority to carry on its business as now conducted. Intel is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Material Adverse Effect.
(B)    Authorization; Enforceability. Intel has the requisite corporate power and authority to enter into this Agreement and the Joint Venture Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Intel of this Agreement and the Joint Venture Documents to which it is a party and the performance by Intel of its obligations contemplated hereby and thereby have been duly authorized by Intel and do not violate the terms of the certificate of incorporation or bylaws of Intel. This Agreement has been, and as of the Closing the Joint Venture Documents to which Intel is a party will have been, duly executed and delivered by Intel, and this Agreement constitutes, and as of the Closing each of the Joint Venture Documents to which Intel is a party will constitute, the valid and binding agreement of Intel, enforceable against Intel in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
(C)    Governmental Authorization. Except as disclosed in Schedule 3.1(C) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Intel of this Agreement and the Joint Venture Documents to which it is a party will not require any action by or in respect of, or filing with, any Governmental Entity.
(D)    Non-Contravention; Consents. Except as disclosed in Schedule 3.1(D) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Intel of this Agreement and the Joint Venture Documents to which it is a party do not and will not (1) violate, in any material respect, any Applicable Law or Order, (2) require any filing with, or permit, consent or approval of, or the giving of any notice to (including under any right of first refusal or similar provision), any Person (including filings, consents or approvals required under any licenses or leases to which Intel or any of its subsidiaries is a party), (3) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any charter document of or any right or obligation of Intel or any of its subsidiaries or to a loss of any benefit to which Intel or any of its subsidiaries is entitled under, any agreement or other instrument binding upon Intel or any of its subsidiaries, or (4) result in the creation or imposition of any Lien on any asset of Intel or any of its subsidiaries that, in the case of clauses (3) or (4), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(E)    Litigation. Except as disclosed in Schedule 3.1(E) of the 2012 Master Agreement Disclosure Letter or as previously disclosed in Intel’s public filings pursuant to the Exchange Act, there is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to Intel’s knowledge, threatened, against or affecting Intel or its subsidiaries or any of their respective properties that, if determined or resolved adversely to Intel or its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(F)    Brokerage. No finder, broker, investment banker or financial advisor is entitled to any brokerage, finders’ or other fees or commissions from any other Person in connection with this Agreement or the negotiation looking toward the consummation of such transactions, based upon arrangements made by or on behalf of Intel.
3.2    Intel Singapore Representations. Intel Singapore represents and warrants to the other Parties as follows:
(A)    Corporate Existence and Power. Intel Singapore is a private limited company duly incorporated and validly existing under the laws of Singapore. Intel Singapore has the requisite corporate power and authority to carry on its business as now conducted. Intel Singapore is duly qualified to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.
(B)    Authorization; Enforceability. Intel Singapore has the requisite corporate power and authority to enter into this Agreement and the Joint Venture Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Intel Singapore of this Agreement and the Joint Venture Documents to which it is a party and the performance by Intel Singapore of its obligations contemplated hereby and thereby have been duly authorized by Intel Singapore and do not violate the terms of the memorandum and articles of association of Intel Singapore. This Agreement has been, and as of the Closing the Joint Venture Documents to which Intel Singapore is a party will have been, duly executed and delivered by Intel Singapore, and this Agreement constitutes, and as of the Closing each of the Joint Venture Documents to which Intel Singapore is a party will constitute, the valid and binding agreement of Intel Singapore, enforceable against Intel Singapore in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
(C)    Governmental Authorization. Except as disclosed in Schedule 3.2(C) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Intel Singapore of this Agreement and the Joint Venture Documents to which it is a party will not require any action by or in respect of, or filing with, any Governmental Entity.
(D)    Non-Contravention; Consents. Except as disclosed in Schedule 3.2(D) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Intel Singapore of this Agreement and the Joint Venture Documents to which it is a party do not and will not (1) violate, in any material respect, any Applicable Law or Order, (2) require any filing with, or permit, consent or approval of, or the giving of any notice to (including under any right of first refusal or similar provision), any Person (including filings, consents or approvals required under any licenses or leases to which Intel Singapore is a party), (3) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any charter document of or any right or obligation of Intel Singapore or to a loss of any benefit to which Intel Singapore is entitled under, any agreement or other instrument binding upon Intel Singapore, or (4) result in the creation or imposition of any Lien on any asset of Intel Singapore that, in the case of clauses (3) or (4), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(E)    Litigation. Except as disclosed in Schedule 3.2(E) of the 2012 Master Agreement Disclosure Letter, there is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to Intel Singapore’s knowledge, threatened, against or affecting Intel Singapore or any of its properties that, if determined or resolved adversely to Intel Singapore, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(F)    Brokerage. No finder, broker, investment banker or financial advisor is entitled to any brokerage, finders’ or other fees or commissions from any other Person in connection with this Agreement or the negotiation looking toward the consummation of such transactions, based upon arrangements made by or on behalf of Intel Singapore.
3.3    Micron Representations. Micron represents and warrants to the other Parties as follows:
(A)    Corporate Existence and Power. Micron is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Micron has the requisite corporate power and authority to carry on its business as now conducted. Micron is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
(B)    Authorization; Enforceability. Micron has the requisite corporate power and authority to enter into this Agreement and the Joint Venture Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Micron of this Agreement and the Joint Venture Documents to which it is a party and the performance by Micron of its obligations contemplated hereby and thereby have been duly authorized by Micron and do not violate the terms of the certificate of incorporation or bylaws of Micron. This Agreement has been, and as of the Closing the Joint Venture Documents to which Micron is a party will have been, duly executed and delivered by Micron, and this Agreement constitutes, and as of the Closing each of the Joint Venture Documents to which Micron is a party will constitute, the valid and binding agreement of Micron, enforceable against Micron in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
(C)    Governmental Authorization. Except as disclosed in Schedule 3.3(C) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Micron of this Agreement and the Joint Venture Documents to which it is a party will not require any action by or in respect of, or filing with, any Governmental Entity.
(D)    Non-Contravention; Consents. Except as disclosed in Schedule 3.3(D) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Micron of this Agreement and the Joint Venture Documents to which it is a party do not and will not (1) violate, in any material respect, any Applicable Law or Order, (2) require any filing with, or permit, consent or approval of, or the giving of any notice to (including under any right of first refusal or similar provision), any Person (including filings, consents or approvals required under any licenses or leases to which Micron or any of its subsidiaries is a party), (3) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any charter document of or any right or obligation of Micron or any of its subsidiaries or to a loss of any benefit to which Micron or any of its subsidiaries is entitled under, any agreement or other instrument binding upon Micron or any of its subsidiaries, or (4) result in the creation or imposition of any Lien on any asset of Micron or any of its subsidiaries that, in the case of clauses (3) or (4) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(E)    Litigation. Except as disclosed in Schedule 3.3(E) of the 2012 Master Agreement Disclosure Letter or as previously disclosed in Micron’s public filings pursuant to the Exchange Act, there is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to Micron’s knowledge, threatened, against or affecting Micron or its subsidiaries or any of their respective properties that, if determined or resolved adversely to Micron or its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(F)    Brokerage. No finder, broker, investment banker or financial advisor is entitled to any brokerage, finders’ or other fees or commissions from any other Person in connection with this Agreement or the negotiation looking toward the consummation of such transactions, based upon arrangements made by or on behalf of Micron.

3.4    Micron Singapore Representations. Micron Singapore represents and warrants to the other Parties as follows:
(A)    Corporate Existence and Power. Micron Singapore is a private limited company duly incorporated and validly existing under the laws of Singapore. Micron Singapore has the requisite corporate power and authority to carry on its business as now conducted. Micron Singapore is duly qualified to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.
(B)    Authorization; Enforceability. Micron Singapore has the requisite corporate power and authority to enter into this Agreement and the Joint Venture Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by Micron Singapore of this Agreement and the Joint Venture Documents to which it is a party and the performance by Micron Singapore of its obligations contemplated hereby and thereby have been duly authorized by Micron Singapore and do not violate the terms of the memorandum and articles of association of Micron Singapore. This Agreement has been, and as of the Closing the Joint Venture Documents to which Micron Singapore is a party will have been, duly executed and delivered by Micron Singapore, and this Agreement constitutes, and as of the Closing each of the Joint Venture Documents to which Micron Singapore is a party will constitute, the valid and binding agreement of Micron Singapore, enforceable against Micron Singapore in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
(C)    Governmental Authorization. Except as disclosed in Schedule 3.4(C) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Micron Singapore of this Agreement and the Joint Venture Documents to which it is a party will not require any action by or in respect of, or filing with, any Governmental Entity.
(D)    Non-Contravention; Consents. Except as disclosed in Schedule 3.4(D) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by Micron Singapore of this Agreement and the Joint Venture Documents to which it is a party do not and will not (1) violate, in any material respect, any Applicable Law or Order, (2) require any filing with, or permit, consent or approval of, or the giving of any notice to (including under any right of first refusal or similar provision), any Person (including filings, consents or approvals required under any licenses or leases to which Micron Singapore is a party), (3) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any charter document of or any right or obligation of Micron Singapore or to a loss of any benefit to which Micron Singapore is entitled under, any agreement or other instrument binding upon Micron Singapore, or (4) result in the creation or imposition of any Lien on any asset of Micron Singapore that, in the case of clauses (3) or (4), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(E)    Litigation. Except as disclosed in Schedule 3.4(E) of the 2012 Master Agreement Disclosure Letter, there is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to Micron Singapore’s knowledge, threatened, against or affecting Micron Singapore or any of its properties that, if determined or resolved adversely to Micron Singapore, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(F)    Brokerage. No finder, broker, investment banker or financial advisor is entitled to any brokerage, finders’ or other fees or commissions from any other Person in connection with this Agreement or the negotiation looking toward the consummation of such transactions, based upon arrangements made by or on behalf of Micron Singapore.
3.5    IMFT Representations. IMFT represents and warrants to the other Parties as follows:
(A)    Legal Existence and Power. IMFT is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. IMFT has the requisite legal power and authority to carry on its business as now conducted. IMFT is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not be reasonably expected to have a Material Adverse Effect.
(B)    Authorization; Enforceability. IMFT has the requisite legal power and authority to enter into this Agreement and the Joint Venture Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by IMFT of this Agreement and the Joint Venture Documents to which it is a party and the performance by IMFT of its obligations contemplated hereby and thereby have been duly authorized by IMFT and do not violate the terms of the certificate of formation of IMFT or the IMFT Agreement. This Agreement has been, and as of the Closing the Joint Venture Documents to which IMFT is a party will have been, duly executed and delivered by IMFT, and this Agreement constitutes, and as of the Closing each of the Joint Venture Documents to which IMFT is a party will constitute, the valid and binding agreement of IMFT, enforceable against IMFT in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
(C)    Governmental Authorization. Except as disclosed in Schedule 3.5(C) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by IMFT of this Agreement and the Joint Venture Documents to which it is a party will not require any action by or in respect of, or filing with, any Governmental Entity.
(D)    Non-Contravention; Consents. Except as disclosed in Schedule 3.5(D) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by IMFT of this Agreement and the Joint Venture Documents to which it is a party do not and will not (1) violate, in any material respect, any Applicable Law or Order, (2) require any filing with, or permit, consent or approval of, or the giving of any notice to (including under any right of first refusal or similar provision), any Person (including filings, consents or approvals required under any licenses or leases to which Micron Singapore is a party), (3) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any charter document of or any right or obligation of IMFT or to a loss of any benefit to which IMFT is entitled under, any agreement or other instrument binding upon IMFT or (4) result in the creation or imposition of any Lien on any asset of IMFT that, in the case of clauses (3) or (4), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(E)    Litigation. Except as disclosed in Schedule 3.5(E) of the 2012 Master Agreement Disclosure Letter, there is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to IMFT’s knowledge, threatened, against or affecting IMFT or any of its properties that, if determined or resolved adversely to IMFT, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(F)    Brokerage. No finder, broker, investment banker or financial advisor is entitled to any brokerage, finders’ or other fees or commissions from any other Person in connection with this Agreement or the negotiation looking toward the consummation of such transactions, based upon arrangements made by or on behalf of IMFT.
3.6    IMFS Representations. IMFS represents and warrants to the other Parties as follows:
(A)    Legal Existence and Power. IMFS is a limited liability partnership duly organized and validly existing under the laws of Singapore. IMFS has the requisite legal power and authority to carry on its business as now conducted. IMFS is duly qualified to do business in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.
(B)    Authorization; Enforceability. IMFS has the requisite legal power and authority to enter into this Agreement and the Joint Venture Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery by IMFS of this Agreement and the Joint Venture Documents to which it is a party and the performance by IMFS of its obligations contemplated hereby and thereby have been duly authorized by IMFS and do not violate the terms of the IMFS Agreement. This Agreement has been, and as of the Closing the Joint Venture Documents to which IMFS is a party will have been, duly executed and delivered by IMFS, and this Agreement constitutes, and as of the Closing each of the Joint Venture Documents to which IMFS is a party will constitute, the valid and binding agreement of IMFS, enforceable against IMFS in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
(C)    Governmental Authorization. Except as disclosed in Schedule 3.6(C) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by IMFS of this Agreement and the Joint Venture Documents to which it is a party will not require any action by or in respect of, or filing with, any Governmental Entity.
(D)    Non-Contravention; Consents. Except as disclosed in Schedule 3.6(D) of the 2012 Master Agreement Disclosure Letter, the execution, delivery and performance by IMFS of this Agreement and the Joint Venture Documents to which it is a party do not and will not (1) violate, in any material respect, any Applicable Law or Order, (2) require any filing with, or permit, consent or approval of, or the giving of any notice to (including under any right of first refusal or similar provision), any Person (including filings, consents or approvals required under any licenses or leases to which Micron Singapore is a party), (3) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any charter document of or any right or obligation of IMFS or to a loss of any benefit to which IMFS is entitled under, any agreement or other instrument binding upon IMFS or (4) result in the creation or imposition of any Lien on any asset of IMFS that, in the case of clauses (3) or (4), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(E)    Litigation. Except as disclosed in Schedule 3.6(E) of the 2012 Master Agreement Disclosure Letter, there is no action, suit, arbitration or administrative or other proceeding or investigation pending or, to IMFS’s knowledge, threatened, against or affecting IMFS or any of its properties that, if determined or resolved adversely to IMFS, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(F)    Brokerage. No finder, broker, investment banker or financial advisor is entitled to any brokerage, finders’ or other fees or commissions from any other Person in connection with this Agreement or the negotiation looking toward the consummation of such transactions, based upon arrangements made by or on behalf of IMFS.
ARTICLE 4.
COVENANTS
4.1    Reasonable Efforts. Each of the Parties will cooperate and use its reasonable efforts to take, or cause to be taken, all appropriate actions (and to make, or cause to be made, all filings necessary, proper or advisable under Applicable Law) to consummate and make effective the transactions contemplated by this Agreement, the Asset Transaction Agreements and the Joint Venture Documents, including its reasonable efforts to obtain, as promptly as practicable, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts, as are necessary for the consummation of the transactions contemplated by this Agreement, the Asset Transaction Agreements and the Joint Venture Documents and to fulfill the conditions in Article 5 of this Agreement.
4.2    Governmental Filings. Subject to Applicable Laws, prior to the making or submission of any analysis, appearance, presentation, letter, white paper, memorandum, brief, argument, opinion or proposal by or on behalf of any Party in connection with any proceeding, review, inquiry or investigation under or relating to the HSR Act or any other applicable Competition Law regarding the transactions contemplated hereby or regarding any of the Joint Venture Documents or Asset Transaction Agreements or any terms thereof, whether before or after the Closing Date, the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals. In this regard but without limitation, each Party hereto shall promptly inform the other of any material communication between such Party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated by this Agreement or regarding any of the Joint Venture Documents or Asset Transaction Agreements or any terms thereof. Nothing in the Agreement, however, shall require or be construed to require any Party hereto, in order to obtain the consent or successful termination of any proceeding, review, inquiry or investigation of any such Governmental Entity, to (A) sell or hold separate, or agree to sell or hold separate, before or after the Closing Date, any assets, businesses or any interests in any assets or businesses, of such Party or any of its Affiliates (or to consent to any sale, or agreement to sell, any assets or businesses, or any interests in any assets or businesses), or any change in or restriction on the operation by such Party of any assets or businesses, or (B) enter into any agreement or be bound by any obligation that, in such Party’s good faith judgment, may have an adverse effect on the benefits to such Party of the transactions contemplated by this Agreement.
4.3    Further Assurances. From time to time, as and when requested by any other Party, a Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the Parties may reasonably agree are necessary or desirable to consummate the transactions contemplated by this Agreement.
4.4    Confidentiality. The Parties shall continue to abide by the terms of the Amended and Restated Mutual Confidentiality Agreement so long as it remains in effect. The disclosure and exchange of Confidential Information (as defined in the CNDA) between Intel and Micron is further subject to the terms of the CNDA.
4.5    Public Announcements. None of the Parties shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement or any of the Joint Venture Documents or the Asset Transactions Agreements without the prior written consent of the other Parties, except as may be reasonably determined by a Party to be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the NASDAQ Stock Market. If any Party reasonably determines, with the advice of counsel, that it is required by Applicable Law to make any public statement regarding or otherwise publicly disclose this Agreement, any of the Joint Venture Documents, any of the Asset Transaction Agreements or any terms hereof or thereof, it shall, within a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure and seek confidential treatment for such terms or portions of this Agreement or such other Joint Venture Document or Asset Transaction Agreements as may be reasonably requested by the other Parties.
4.6    Legally Compelled Disclosures. In the event that a Party is requested or becomes legally compelled (including pursuant to securities laws and regulations) to disclose any of the Joint Venture Documents or the Asset Transaction Agreements where such disclosure would be in contravention of the provisions of this Agreement, the CNDA or the Amended and Restated Mutual Confidentiality Agreement, the Party may make such disclosure but subject to the provisions of this Section 4.6. The Party required to make such disclosure shall provide the other Parties with prompt written notice of the requirement to make such disclosure before making such disclosure and will use its reasonable efforts to reasonably cooperate with the other Parties to seek a protective order, confidential treatment, or other appropriate remedy with respect to the disclosure. In such event, the disclosing Party shall furnish for disclosure only that portion of the information that is legally required to be disclosed and shall exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by the other Parties and to the maximum extent possible under Applicable Law. The disclosing Party agrees that it will provide the other Parties with drafts of any documents or other filings in which it is required to disclose this Agreement, the other Joint Venture Documents, the Asset Transaction Agreements or any other confidential information subject to the terms of this Agreement at least two Business Days prior to the filing or disclosure thereof for any matter to be filed with the Commission on Form 8-K and at least five Business Days prior to the filing or disclosure for any other matter required to be filed with the Commission or any other Governmental Entity, and that it will make any changes to such materials as reasonably requested by any of the other Parties, as determined by the filing Party, to the extent permitted by law or any rules and regulations of the Commission or any other Governmental Entity, as applicable.
4.7    Continuity and Maintenance of Operations.
(A)    From the date of this Agreement until the Closing, each Party agrees to use reasonable efforts consistent with past practice and policies to (1) preserve intact in all material respects the present business operations of IMFT and IMFS, (2) maintain in all material respects the services of such Party’s employees who render full-time service to IMFT or IMFS as seconded employees or who are otherwise an integral part of the services provided by such Party to IMFT or IMFS, (3) preserve in all material respects the relationships with suppliers, licensors, licensees, and others having material business relationships with IMFT or IMFS and (4) maintain the same cash management, asset write-off/write-down and accounting methods, policies, practices, principles, procedures, exceptions, classifications, assumptions, judgments and valuation and estimation methodologies that were used in the preparation of the audited financial statements of IMFT and IMFS at September 1, 2011.
(B)    From the date of this Agreement until the Closing, IMFS and IMFT agree to use reasonable efforts to manufacture and ship Products in the ordinary course consistent with past practice and policies.
(C)    From the date of this Agreement until the Closing, any cancellation of any purchase orders for equipment or other goods or services that were to be delivered to IMFT or IMFS must be approved by either (1) the Board of Managers of IMFT or IMFS, respectively, or (2) the co-executive officers of IMFT appointed by the Intel Parties and the Micron Parties.
4.8    Certain Deliveries and Notices. From the date of this Agreement until the Closing, each Party shall promptly inform in writing the other Parties of (A) any event or occurrence that could be reasonably expected to have a Material Adverse Effect on its ability to perform its or their obligations under any of the Joint Venture Documents or the Asset Transaction Agreements or in the reasonable opinion of the Party, the ability of IMFT or IMFS to conduct its businesses or (B) any breach or any failure to satisfy any condition or covenant contained herein or in any other Joint Venture Document or Asset Transaction Agreement, if such breach or failure cannot or will not be cured by such Party by the Closing.
4.9    Damage to MTV Premises.
(A)    Damage Prior to Closing. If, after the date of this Agreement and prior to the Closing, the Micron Purchased Assets are damaged in a manner that would require repairs outside the ordinary course, but that damage does not amount to Material Damage, (1) IMFT shall at its own cost and expense repair that damage prior to the Closing to the extent practical, (2) Section 4.9(B) shall apply and (3) any such repairs shall be taken into account in determining the net book value of the affected assets for purposes of determining the MTV Net Book Value (as defined in the MTV APSA). Except as otherwise agreed to in writing by Intel and Micron, to the extent that IMFT has received or has any rights to receive any insurance proceeds or any recovery from any third party in respect of such damage, IMFT shall retain such proceeds and rights for application to such cost and expense of repair.
(B)    Repairs. In carrying out the repairs to the damaged Micron Purchased Assets as referred to in Section 4.9(A) (such repairs, the “Works”), IMFT will:
(1)    comply with the reasonable directions of Micron;
(2)    carry out the Works in a proper and workmanlike manner to restore the Micron Purchased Assets as nearly as practicable to the state they were in before the event of damage; and
(3)    cause as little interruption to the operation of the rest of the premises within the MTV Leased Premises as is reasonable in the circumstances.
(C)    Material Damage. For the purpose of this Section 4.9, “Material Damage” means damage to or destruction of the **** or any part thereof such that either (1) will require the expenditure of more than **** to restore the **** as nearly as practicable to the condition that the **** were in immediately prior to the occurrence of such event, or (2) reduce the **** of the **** by at least **** immediately prior to the occurrence of such event, which **** is reasonably expected to be incapable of being substantially restored within a period of ****. Except as otherwise agreed to in writing by Intel and Micron, to the extent that IMFT has received or has any rights to receive any insurance proceeds or any recovery from any third party in respect of such Material Damage, IMFT shall retain such proceeds and rights for application to such cost and expense of repair.
(D)    Release from Obligation to Enter Into MTV APSA. If there is Material Damage prior to Closing, all of Intel, Micron or IMFT shall be released from the obligation to enter into the MTV APSA upon written notice from any of Intel, Micron or IMFT to all other proposed parties to the MTV APSA; provided, however, that in the case of any Material Damage resulting from a reduction in **** by at least ****, as contemplated by Section 4.9(C)(2), no such party shall be entitled to provide such notice, and no such parties shall be so released from the obligation to enter into the MTV APSA, if such Material Damage is reasonably expected to be capable of repair by **** and such repair is effected prior to such date. IMFT will use reasonable efforts to repair such damage as promptly as practicable, and IMFT will provide Intel and Micron with full access to the **** to observe and monitor any such repairs.
4.10    Physical Counts.
(A)    Equipment Physical Inspection.
(1)    Prior to the Closing as requested by Intel, Micron and Intel shall cause IMFT to conduct an inspection at the Fab in Manassas, Virginia (the “MTV Fab”), to confirm the physical existence of and the proper accounting for a sample of parent tools chosen by Intel from the fixed asset ledger of IMFT or at the premises of the MTV Fab. Such sample will be limited to 20 parent tools, each with a current book value as of the end of the preceding fiscal month in excess of $100,000, with Intel determining which assets are to be confirmed on a “book-to-floor” basis and on a “floor-to-book” basis. If the inspection reveals zero discrepancies in this initial sample of 20 parent tools, no additional physical verification of equipment will be required. If such inspection reveals fewer than three discrepancies, none of which exceeds $5,000,000 (in net book value), Micron and Intel shall cause IMFT to conduct an inspection at the MTV Fab for an additional sample of parent tools, each with a current book value as of the end of the preceding fiscal month in excess of $100,000, chosen by Intel from the fixed asset ledger of IMFT or at the premises of the MTV Fab. Such additional sample will be limited to 43 parent tools that were not included in the initial sample, with Intel determining which assets are to be confirmed on a “book-to-floor” basis and on a “floor-to-book” basis. If there are three or more discrepancies (whether in the initial sample or when aggregated with the results of the additional sample) or if any discrepancy exceeds $5,000,000 (in net book value), then, at Intel’s request, IMFT shall, and Intel and Micron shall cause IMFT to, conduct an inspection of all parent tools, each with a current book value as of the end of the preceding fiscal month in excess of $100,000, at the MTV Fab before the Closing. The Intel Parties and the Micron Parties shall each have the right to have representatives present during any inspection. Such representatives shall be provided reasonable access to all such property, plant and equipment and any other qualifying assets at the MTV Fab on the date any inspections are conducted.
(2)    Prior to the Closing as requested by Intel, IMFT and Micron shall permit Intel to conduct an inspection at the Fab in Lehi, Utah (the “Lehi Fab”), to confirm the physical existence of and the proper accounting for a sample of parent tools chosen by Intel from the fixed asset ledger of IMFT or at the premises of the Lehi Fab. Such sample will be limited to 40 parent tools, each with a current book value as of the end of the preceding fiscal month in excess of $100,000, with Intel determining which assets are to be confirmed on a “book-to-floor” basis and on a “floor-to-book” basis. If the inspection reveals zero discrepancies in this initial sample of 40 parent tools, no additional physical verification of equipment will be required. If such inspection reveals fewer than three discrepancies, none of which exceeds $5,000,000 (in net book value), Intel may conduct an inspection at the Lehi Fab for an additional sample of parent tools, each with a current book value as of the end of the preceding fiscal month in excess of $100,000, chosen by Intel from the fixed asset ledger of IMFT or at the premises of the Lehi Fab. Such additional sample will be limited to 86 parent tools that were not included in the initial sample, with Intel determining which assets are to be confirmed on a “book-to-floor” basis and on a “floor-to-book” basis. If there are three or more discrepancies (whether in the initial sample or when aggregated with the results of the additional sample) or if any discrepancy exceeds $5,000,000 of net book value of equipment, then, Intel may, and IMFT and Micron shall permit Intel to, conduct an inspection of all parent tools, each with a current book value as of the end of the preceding fiscal month in excess of $100,000, at the Lehi Fab before the Closing. Intel will make all reasonable efforts to conduct counts in such a manner as to minimize operational impacts at IMFT, and IMFT shall make all reasonable efforts to permit Intel’s representatives to complete all inspections prior to the Closing. IMFT shall provide Intel’s representatives with full access to all property, plant and equipment and any other qualifying assets at the Lehi Fab on the date any inspections are conducted.

(3)    IMFT shall (a) make reasonable efforts to investigate each discrepancy identified as a result of the inspections at the MTV Fab or the Lehi Fab, (b) report the findings of such investigations to Intel and Micron and (c) resolve all discrepancies prior to the Closing to the satisfaction of Intel and Micron. To the extent any discrepancy involves assets that may have been transferred to IMFS, IMFS shall promptly cooperate with and provide all necessary information and assistance reasonably requested by IMFT.
(4)    Except as otherwise agreed to by the Parties, IMFT shall make the appropriate adjustments to its books and fixed asset register to reflect the physical assets at the MTV Fab and the Lehi Fab as determined by the physical inspections conducted pursuant to Sections 4.10(A)(1) and (2), as applicable, and any investigations conducted pursuant to Section 4.10(A)(3). The values and amounts of IMFT’s physical assets as so adjusted shall be used in the determination of the MTV Net Book Value (as defined in the MTV APSA) and shall be taken into account for the purposes of determining any Post-Closing Adjustment (as defined in the MTV APSA).
(B)    Back-End Inventory Physical Count. Prior to the Closing as requested by Intel, Micron shall grant Intel personnel reasonable access, during normal business hours, without material interruption to the Micron facility and upon reasonable advance notice, and only after the implementation of reasonable, as determined in Micron’s sole discretion, safeguards, including execution of a confidentiality agreement and prior approval of the Intel personnel, to any Micron facility where any Back-End Products are located. Intel shall have the right to inspect any and all of the inventory to confirm its physical existence in a manner that does not materially disrupt the manufacturing operations at any such Micron facility. Except as otherwise agreed to by Intel and Micron, Micron shall make the appropriate adjustments to its books and records to reflect the results of Intel’s inspection. Such adjustment may include additional charges or refunds to Intel for billings of Back-End Products. The values and amounts of the Back-End Products as so adjusted shall be used in the determination of the book value of the Back-End Products for the purposes of IMFT Back-End Products Purchase Agreement and the IMFS Back-End Products Purchase Agreement, including any Post-Closing Adjustment (as defined in the IMFT Back-End Products Purchase Agreement or the IMFS Back-End Products Purchase Agreement, as applicable).
4.11    Fixed Asset Reconciliation.
(A)    No later than 10 days after the date of this Agreement, IMFS shall, and Micron Singapore shall cause IMFS to, prepare and deliver to Intel Singapore and Micron Singapore a fixed asset register of IMFS property, plant and equipment as of September 1, 2011 that is reconciled to the audited financial statements as of such date.
(B)    No later than 10 days after the Closing, Micron Singapore shall, on behalf of IMFS, prepare and deliver to Intel Singapore a fixed asset register activity report for IMFS for the period beginning September 2, 2011, and ending on the Closing Date. Such report shall also be prepared in accordance with Modified GAAP and Micron’s regular accounting policies.
(C)    No later than 10 days after the date of this Agreement, IMFT shall prepare and deliver to Intel and Micron a fixed asset register of IMFT property, plant and equipment as of September 1, 2011 that is reconciled to the audited financial statements as of such date. Such register shall list separately the property, plant and equipment located at the MTV Fab and property, plant and equipment located at the Lehi Fab.
(D)    No later than 10 days after the Closing, IMFT shall prepare and deliver to Intel and Micron a fixed asset register activity report for each of the Lehi Fab and the MTV Fab for the period beginning September 2, 2011 and ending on the Closing Date. Each such report shall list separately the property, plant and equipment located at the MTV Fab and property, plant and equipment located at the Lehi Fab. Such reports shall also be prepared in accordance with Modified GAAP and Micron’s regular accounting policies.
(E)    The fixed asset register activity reports delivered to the Intel Parties and the Micron Parties pursuant to Sections 4.11(B) and (D) shall include all asset transfers, additions, disposals, impairments, and depreciation schedules. Any of the Intel Parties or Micron Parties may, in its sole discretion and at its sole cost, perform, or engage PricewaterhouseCoopers LLP to perform, a review of such fixed asset register activity reports within 30 days of the Closing. IMFT and IMFS shall reasonably cooperate with and provide information and assistance as reasonably required by the Intel Parties, the Micron Parties or PricewaterhouseCoopers LLP. IMFT and IMFS personnel shall respond to inquiries from the Intel Parties, the Micron Parties or PricewaterhouseCoopers LLP relating to the fixed asset register activity reports. Any discrepancies noted shall be appropriately adjusted in the applicable IMFT or IMFS books and records. The values and amounts of IMFT’s and IMFS’s fixed assets as so adjusted shall be used in the determination of the MTV Net Book Value (as defined in the MTV APSA) and the IMFS Net Book Value (as defined in the IMFS BSA), as applicable, and shall be taken into account for the purposes of any Post-Closing Adjustment (as defined in the MTV APSA or the IMFS BSA, as applicable).
4.12    Failure to Obtain ****.
(A)    Micron shall use reasonable efforts to obtain the **** as promptly as possible.
(B)    If the **** has not been obtained in accordance with Section 5.2(D)(1) by the later of the date on which all other conditions to Closing have occurred and May 4, 2012, and Micron Singapore has not waived the Closing condition set forth in Section 5.2(D)(1), Intel Singapore, Micron Singapore and IMFS shall promptly (and in any event, prior to May 31, 2012, unless otherwise agreed to by such Parties) enter into a new agreement for a transfer of Intel Singapore’s equity interest in IMFS to Micron Singapore on terms and conditions that are equivalent, as nearly as practicable, to the terms of the IMFS BSA.
(C)    If the **** has not been obtained by the later of the date on which all other conditions to Closing have occurred and May 4, 2012, and Intel Singapore has not waived the Closing condition set forth in Section 5.2(D)(2), Intel Singapore shall be responsible for ****, and Micron Singapore shall be responsible for ****, of any **** on the transfer of Intel Singapore’s interest in IMFS to Micron Singapore pursuant to any new agreement entered into pursuant to ****. If Intel Singapore waives the Closing condition set forth in Section 5.2(D)(2), Intel Singapore shall be responsible for ****, and **** shall be responsible for ****, of any **** on the transfer of the IMFS Premises to Micron Singapore pursuant to the IMFS BSA.

(D)    Whether ****’s acquisition of the **** is consummated under the **** or as an acquisition of **** in ****, **** will indemnify, defend and hold harmless **** and its Affiliates from and against any and all liabilities, damages, losses, costs and expenses (including Taxes, reasonable attorneys’ and consultants’ fees and expenses) relating in any manner to **** arising with respect to such acquisition, except with respect to **** allocated, and to the extent allocated, to **** pursuant to Section 4.12(C).
4.13    ****.
(A)    From and after the Closing, neither **** nor **** will have any interest in, or right or claim to any allocation of, share of or benefit from the **** or **** accruing or received after the Closing, including any monies received by ****, relating to such **** after the Closing (the “Post-Closing Benefits”).
(B)    **** will indemnify, defend and hold harmless **** and **** from and against any and all liabilities, damages, losses, costs and expenses (including Taxes, reasonable attorneys’ and consultants’ fees and expenses) arising from (i) **** or **** being required to repay or return any benefit of, or otherwise compensate any **** with respect to, the **** relating to such **** with respect to the period prior to the Closing, (ii) the revocation by any **** relating to any ****, (iii) **** or **** being required to pay any amount to any **** with respect to any of the Post-Closing Benefits and (iv) the transfer of the benefits or the burdens of the **** relating to such **** to ****, and any actions taken to effect such transfer, pursuant to or in contemplation of the transactions in this Agreement, in any case including in the case of clauses (i) through (iv) (A) those that may result from any failure to satisfy any of the conditions of the **** relating to such **** that apply at any time prior to, from or after the Closing, (B) any amounts required to be paid or repaid to a **** that would not have been required to be paid or repaid but for such failure, (C) any penalties, interest and additions to **** relating thereto, (D) any reasonable professional fees incurred by **** or **** in connection with such failure and (E) any **** resulting from the receipt or right to receive any payment pursuant to this sentence; provided, however, that in no event shall **** or **** be entitled to indemnification for the loss of the value to **** or **** attributable to the surrender of their rights to the Post-Closing Benefits described in clause (A) above.
ARTICLE 5.
CLOSING
5.1    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California 94304, or at such other place as the Parties may agree and shall take place on the last Business Day of the fiscal month in which the Condition Satisfaction Date occurs, unless otherwise mutually agreed by the Parties. As used herein, the “Condition Satisfaction Date” means the fourth Business Day after all of the conditions set forth in Sections 5.2 and 5.3 are first satisfied or properly waived.
5.2    Conditions to the Obligations of the Parties. The obligation of each Party under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of the conditions that:

(A)    Orders. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree of any Governmental Entity (an “Order”), the effect of which prohibits the Closing, and no litigation, arbitration, investigation or administrative proceeding seeking to enjoin, restrict or prevent the consummation of the transactions contemplated by this Agreement, any of the Joint Venture Documents or any of the Asset Transaction Agreements shall be pending before any Governmental Entity.
(B)    Governmental Filings. All required waiting periods under the HSR Act shall have expired or been terminated, any filings or approvals required to be made or obtained under any foreign antitrust, competition or fair trade laws or regulations shall have been made or obtained, and any required waiting periods under any foreign antitrust, competition or fair trade laws or regulations shall have expired or been terminated, in each case without the imposition of any conditions.
(C)    Legal Prohibitions and Restrictions. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state or foreign court or United States federal or state or foreign Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement, the Joint Venture Documents or the Asset Transaction Agreements.
(D)    ****.
(1)    Unless (a) waived by **** or (b) ****’s acquisition of the business of **** is restructured as a transfer of **** in **** pursuant to ****, the Parties shall have received an advance ruling made by the **** confirming that the sale of the IMFS Business and the MSA Purchased Assets as contemplated by the IMFS BSA is a **** for the purposes of the **** shall not be chargeable in respect of the purchase consideration payable by **** under the ****.
(2)    Unless (a) waived by **** or (b) ****’s acquisition of the **** is restructured as a transfer of **** pursuant to ****, the Parties shall have received a **** from the **** confirming that **** pursuant to **** has been granted in respect of the transfer of the **** as contemplated by the ****.
(E)    Conditions in the Asset Transaction Agreements. Each of the conditions to Closing set forth in the IMFS BSA and the MTV APSA shall have been satisfied or properly waived or shall become satisfied upon the consummation of the transactions contemplated by this Agreement; provided, however, that if the IMFS BSA has been terminated or the obligation to enter into the MTV APSA has been released, the conditions to Closing set forth in either such agreement shall not be a condition to Closing.
(F)    Designated Technology Statement of Work. Intel and Micron shall have completed and agreed upon the first Statement of Work, which will provide for research and development activities thereunder through ****, under the Designated Technology Joint Development Program Agreement.

(G)    Accuracy of Representations and Warranties. The representations and warranties of the other Parties contained in this Agreement and the Asset Transaction Agreements that are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect shall be true and correct, and all other representations and warranties of the other Parties contained in this Agreement and the Asset Transaction Agreements shall be true and correct in all material respects, both on and as of the date of this Agreement and at and as of the Closing (with the same force and effect as if made anew at and as of the Closing), except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date.
(H)    Compliance with Covenants. All covenants of the other Parties contained in this Agreement, the Joint Venture Documents and the Asset Transaction Agreements that are to be performed and complied with by such other Party at or before the Closing shall have been performed and complied with in all material respects.
(I)    Delivery of Agreements by or on Behalf of Each Other Party. Each other Party shall have duly executed and delivered, or shall at the Closing deliver, each of the Joint Venture Documents and Asset Transaction Agreements to which such other Party is a party, and each such Joint Venture Document and Asset Transaction Agreement shall be in full force and effect without any event having occurred or condition existing that constitutes, or with the giving of notice or the passage of time (or both) would constitute, a material default under or material breach of such Joint Venture Document or Asset Transaction Agreement by any such other Party.
(J)    ****. In the case of Intel’s obligation to consummate the transactions contemplated hereby, there shall not have been a **** of **** or a public announcement by **** of an agreement to enter into a transaction that will result in a ****. In the case of Micron’s obligation to consummate the transactions contemplated hereby, there shall not have been a **** or a public announcement by **** of an agreement to enter into a transaction that will result in a ****.
5.3    Closing Deliverables. At the Closing:
(A)    each Party shall deliver or cause to be delivered to the other Parties duly executed counterparts of each of the New Agreements, Closing Date Amendments, Termination Agreements and Asset Transaction Agreements to which such other Party (or Parties), as applicable, and such executing Party are parties;
(B)    Intel will lend to Micron $65,000,000 pursuant to the Senior Unsecured Note;
(C)    Intel will deposit $300,000,000 with Micron pursuant to the Deposit Agreement; and
(D)    each Party shall deliver or cause to be delivered to the other Parties a certificate, dated as of the Closing Date and signed by an authorized officer of the delivering Party, certifying that the conditions set forth in Sections 5.2(E), (G), (H) and (I) relating to such delivering Party’s representations and warranties, covenants and execution and delivery of Joint Venture Documents and Asset Transaction Agreements have been satisfied as to the delivering party.
ARTICLE 6.
INDEMNIFICATION
6.1    Survival.
(A)    Survival of Covenants. The covenants and agreements of the Parties contained in this Agreement, the Asset Transaction Agreements or in any certificates or other writing delivered pursuant hereto or thereto will, unless specifically stated otherwise in this Agreement, the Asset Transaction Agreements, or certificates or other writings, survive the Closing.
(B)    Survival of Representations and Warranties. The certifications, representations and warranties made by the Parties in this Agreement, in the certificates referred to in Section 5.3(D) and in the Asset Transaction Agreements shall survive the Closing until the second anniversary of the Closing Date.
6.2    Indemnification.
(A)    Intel will indemnify, defend and hold harmless the Micron Parties, IMFT and IMFS and their officers, directors, employees and agents against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) (collectively, “Losses”), incurred or suffered by them as a result of (1) any failure to be true or correct of any representation or warranty made by the Intel Parties or any of their officers, directors, employees or agents in this Agreement, the Asset Transaction Agreements or any of the certificates or other writings (other than the Joint Venture Documents) delivered at the Closing pursuant to this Agreement or the Asset Transaction Agreements (where representations and warranties qualified by references to materiality or Material Adverse Effect are to be interpreted as though they were not so qualified), provided a claim therefor is asserted no later than 60 days after the end of the survival period therefor or (2) any failure to perform or comply with any covenant or agreement of the Intel Parties in this Agreement or in the Asset Transaction Agreements; provided, however, that (x) Intel shall not be liable under Section 6.2(A)(1) until aggregate Losses as a result of such failures exceed $****, at which point Intel shall be liable only for the amount of such Losses in excess of $****; and (y) Intel’s aggregate liability under Section 6.2(A)(1) for Losses that exceed $**** shall not exceed $****. In addition, all of Intel’s indemnification obligations with respect to claims timely asserted under Section 6.2(A)(1) will terminate on the **** anniversary of the Closing Date.
(B)    Micron will indemnify, defend and hold harmless the Intel Parties, IMFT and IMFS and their officers, directors, employees and agents against any and all Losses incurred or suffered by them as a result of (1) any failure to be true or correct of any representation or warranty made by the Micron Parties or any of its officers, directors, employees or agents in this Agreement, the Asset Transaction Agreements or any of the certificates or other writings (other than the Joint Venture Documents) delivered at the Closing pursuant to this Agreement or the Asset Transaction Agreements (where representations and warranties qualified by references to materiality or Material Adverse Effect are to be interpreted as though they were not so qualified), provided a claim therefor is asserted no later than 60 days after the end of the survival period therefor, (2) any failure to perform or comply with any covenant or agreement of the Micron Parties in this Agreement or in the Asset Transaction Agreements, (3) any “Assumed Liabilities” as contemplated by the terms of the IMFS BSA or the MTV APSA, (4) any liability pursuant to any Environmental Law arising from or relating to the MTV Leased Premises, the MTV Fab Operations, the Micron Purchased Assets, the IMFS Premises, the IMFS Business, or the MSA Purchased Assets or (5) the winding up, liquidation, dissolution or insolvency of IMFS (including any Claims against Intel Singapore relating to or in connection with: (a) distributions from IMFS to Intel Singapore, whether pursuant to Section 2.8(A)(2) or otherwise; or (b) transactions between IMFS and Intel Singapore pursuant to the IMFS Back-End Products Purchase Agreement); provided, however, that (x) Micron shall not be liable under Section 6.2(B)(1) until aggregate Losses as a result of such failures exceed $****, at which point Micron shall be liable only for the amount of such Losses in excess of $****; and (y) Micron’s aggregate liability under Section 6.2(B)(1) for Losses that exceed $**** shall not exceed $****. In addition, all of Micron’s indemnification obligations with respect to claims timely asserted under Section 6.2(B)(1) will terminate on the **** anniversary of the Closing Date.
(C)    IMFT will indemnify, defend and hold harmless the Intel Parties, the Micron Parties and IMFS and their officers, directors, employees and agents against any and all Losses incurred or suffered by them as a result of (1) any failure to be true or correct of any representation or warranty made by the IMFT or any of its officers, directors, employees or agents in this Agreement, the Asset Transaction Agreements or any of the certificates or other writings (other than the Joint Venture Documents) delivered at the Closing pursuant to this Agreement or the Asset Transaction Agreements (where representations and warranties qualified by references to materiality or Material Adverse Effect are to be interpreted as though they were not so qualified), provided a claim therefor is asserted no later than 60 days after the end of the survival period therefor, or (2) any failure to perform or comply with any covenant or agreement of IMFT in this Agreement or in the Asset Transaction Agreements; provided, however, that (x) IMFT shall not be liable under Section 6.2(C)(1) until aggregate Losses as a result of such failures exceed $****, at which point IMFT shall be liable only for the amount of such Losses in excess of $**** and (y) IMFT’s aggregate liability under Section 6.2(C)(1) for Losses that exceed $**** shall not exceed $****. In addition, all of IMFT’s indemnification obligations with respect to claims timely asserted under Section 6.2(C)(1) will terminate on the **** anniversary of the Closing Date.
(D)    IMFS will indemnify, defend and hold harmless the Intel Parties, the Micron Parties and IMFT and their officers, directors, employees and agents against any and all Losses incurred or suffered by them as a result of (1) any failure to be true or correct of any representation or warranty made by the IMFS or any of its officers, directors, employees or agents in this Agreement, the Asset Transaction Agreements or any of the certificates or other writings (other than the Joint Venture Documents) delivered at the Closing pursuant to this Agreement or the Asset Transaction Agreements (where representations and warranties qualified by references to materiality or Material Adverse Effect are to be interpreted as though they were not so qualified), provided a claim therefor is asserted no later than 60 days after the end of the survival period therefor, (2) any failure to perform or comply with any covenant or agreement of IMFS in this Agreement or in the Asset Transaction Agreements or (3) all “Retained Liabilities” in accordance with the terms of the IMFS BSA; provided, however, that (x) IMFS shall not be liable under Section 6.2(D)(1) until aggregate

Losses as a result of such failures exceed $****, at which point IMFS shall be liable only for the amount of such Losses in excess of $****; and (y) IMFS’s aggregate liability under Section 6.2(D)(1) for Losses that exceed $**** shall not exceed $****. In addition, all of IMFS’s indemnification obligations with respect to claims timely asserted under Section 6.2(D)(1) will terminate on the **** anniversary of the Closing Date.
(E)    Micron Singapore shall bear any and all Losses for which IMFS has an indemnification obligation under Section 6.2(D), except that Intel Singapore shall bear **** of IMFS’s indemnification obligations with respect to claims timely asserted under Section 6.2(D)(3). Micron Singapore will indemnify, defend and hold harmless the Intel Parties, IMFS and IMFT and their respective officers, directors, employees and agents against any and all such Losses that Micron Singapore is to bear pursuant to this Section 6.2(E). Intel Singapore will indemnify, defend and hold harmless the Micron Parties, IMFS and IMFT and their respective officers, directors, employees and agents against any and all such Losses that Intel Singapore is to bear pursuant to this Section 6.2(E).
6.3    Procedures.
(A)    General. Promptly after the receipt by any Party that is entitled to seek indemnification under Section 6.2 (an “Indemnified Party”) of a notice of any Third Party Claim that may be subject to indemnification under Section 6.2, such Indemnified Party shall give written notice of such Third Party Claim to the Party against whom indemnification is sought (the “Indemnifying Party”), stating in reasonable detail the nature and basis of each claim made in the Third Party Claim and the amount thereof, to the extent known, along with copies of the relevant documents received by the Indemnified Party evidencing the Third Party Claim and the basis for indemnification sought. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and only to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall have the right to assume the defense of the Indemnified Party with respect to the Third Party Claim upon written notice to the Indemnified Party delivered within 30 days after receipt of the particular notice from the Indemnified Party.
(B)    So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance herewith and notified the Indemnified Party in writing thereof, (1) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party shall pay all reasonable costs and expenses of counsel for the Indemnified Party after such time as the Indemnified Party has notified the Indemnifying Party of such Third Party Claim and prior to such time as the Indemnifying Party has notified the Indemnified Party that it has assumed the defense of such Third Party Claim, (2) the Indemnified Party shall not file any papers or, other than in connection with a settlement of the Third Party Claim, consent to the entry of any judgment without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed) and (3) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim (other than a judgment or settlement that is solely for money damages and is accompanied by a release of all indemnifiable claims against the Indemnified Party) without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed). Whether or not the Indemnifying Party shall have assumed the defense of the Indemnified Party for a Third Party Claim, such Indemnifying Party shall not be obligated to indemnify and hold harmless the Indemnified Party hereunder for any consent to the entry of judgment or settlement entered into with respect to such Third Party Claim without the Indemnifying Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(C)    In the case of any Third Party Claim where the Indemnifying Party reasonably believes that it would be appropriate to settle such Third Party Claim using equitable remedies (i.e., remedies involving the future activity and conduct of IMFT or IMFS), the Indemnifying Party and the Indemnified Party shall work together in good faith to agree to a settlement; provided, however, that no Party shall be under any obligation to agree to any such settlement.
(D)    Any Direct Claim by an Indemnified Party against an Indemnifying Party will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of the facts giving rise to such Direct Claim. Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and only to the extent that the Indemnifying Party is actually prejudiced thereby. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail and will indicate the estimated amount, if reasonably practicable, of Losses that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of 10 Business Days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 10 Business Day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

6.4    Specific Performance. The Parties agree that irreparable damage will result if this Agreement and the Asset Transaction Agreements are not performed in accordance with their respective terms, and the Parties agree that any damages available under the indemnification provisions or at law for a breach of this Agreement or any Asset Transaction Agreements would not be an adequate remedy. Therefore, the provisions hereof and thereof and the obligations of the parties hereunder and thereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.
6.5    Treatment of Indemnification Payments; Insurance Recoveries. Any indemnity payment under this Article 6 (including any payment required to be made under Section 6.2(E)) shall be decreased by any amounts actually recovered by the Indemnified Party under third party insurance policies with respect to such Loss (net of any premiums paid by such Indemnified Party under the relevant insurance policy), each Party agreeing (A) to use all reasonable efforts to recover all available insurance proceeds and (B) to the extent that any indemnity payment under this Article 6 (including any payment required to be made under Section 6.2(E)) has been paid by the Indemnifying

Party to the Indemnified Party prior to the recovery by the Indemnified Party of such insurance proceeds, such amounts actually recovered by the Indemnified Party shall be promptly paid to the Indemnifying Party or, in the case of any payment made under Section 6.2(E), **** of such amounts actually recovered shall be promptly paid to Intel Singapore.
6.6    Certain Additional Procedures. The Indemnified Party shall cooperate and assist the Indemnifying Party in determining the validity of any Third Party Claim for indemnity by the Indemnified Party and in otherwise resolving such matters. The Indemnified Party shall cooperate in the defense by the Indemnifying Party of each Third Party Claim (and the Indemnified Party and the Indemnifying Party agree with respect to all such Third Party Claims that a common interest privilege agreement exists between them), including by (A) permitting the Indemnifying Party to discuss the Third Party Claim with such officers, employees, consultants and representatives of the Indemnified Party as the Indemnifying Party reasonably requests, (B) providing to the Indemnifying Party copies of documents and samples of products as the Indemnifying Party reasonably requests in connection with defending such Third Party Claim, (C) preserving all properties, books, records, papers, documents, plans, drawings, electronic mail and databases relating to matters pertinent to the Third Party Claim and under the Indemnified Party’s custody or control in accordance with such Party’s corporate documents retention policies, or longer to the extent reasonably requested by the Indemnified Party, (D) notifying the Indemnifying Party promptly of receipt by the Indemnified Party of any subpoena or other third party request for documents or interviews and testimony, and (E) providing to the Indemnifying Party copies of any documents produced by the Indemnified Party in response to or compliance with any subpoena or other third party request for documents. In connection with any Third Party Claims, except to the extent inconsistent with the Indemnified Party’s obligations under Applicable Law and except to the extent that to do so would subject the Indemnified Party or its employees, agents or representatives to criminal or civil sanctions, and unless ordered by a court to do otherwise, the Indemnified Party shall not produce documents to a third party until the Indemnifying Party has been provided a reasonable opportunity to review, copy and assert privileges covering such documents.
6.7    Remedies. Prior to the Closing Date, specific performance shall be the Parties’ sole and exclusive remedy under this Agreement, except for breaches of Section 4.4. From and after the Closing Date, specific performance and the indemnification remedies set forth in Section 6.2 shall be the Parties’ sole and exclusive remedies under this Agreement and the Asset Transaction Agreements, except for breaches of Section 4.4. Such remedies and all other remedies provided for in this Agreement and the Asset Transaction Agreements shall, however, be cumulative and not exclusive. The remedies provided for in the respective Joint Venture Documents will govern the applicable Parties’ remedies for breaches thereof.
ARTICLE 7.
TERMINATION; ALTERNATIVE TRANSACTION
7.1    Termination.
(A)    Before the Closing, this Agreement may be terminated:
(1)    by the mutual written consent of the Parties at any time;

(2)    in the event of a Micron Breach, by Intel upon written notice to the other Parties; provided, however, that if after such Micron Breach, Intel elects pursuant to Section 7.2(A) for the Parties to negotiate alternative arrangements to implement the transactions contemplated by this Agreement, then during the Negotiation Period Intel may not elect to terminate this Agreement pursuant to this Section 7.1(A)(2) with respect to such Micron Breach; provided further, that nothing herein shall prohibit Intel from electing during the Negotiation Period to terminate this Agreement under this Section 7.1(A)(2) with respect to any additional Micron Breach;
(3)    in the event of a Intel Breach, by Micron upon written notice to the other Parties; provided, however, that if after such Intel Breach, Micron elects pursuant to Section 7.2(A) for the Parties to negotiate alternative arrangements to implement the transactions contemplated by this Agreement, then during the Negotiation Period Micron may not elect to terminate this Agreement pursuant to this Section 7.1(A)(3) with respect to such Intel Breach; provided further, that nothing herein shall prohibit Micron from electing during the Negotiation Period to terminate this Agreement under this Section 7.1(A)(3) with respect to any additional Intel Breach;
(4)    in the event of a Negotiation Trigger, by any Party upon written notice to the other Parties at any time after the Negotiation Period expires; and
(5)    by any Party after ****.
(B)    If this Agreement is terminated, all further obligations of the Parties under this Agreement (other than pursuant to Sections 4.2 and 4.4 and Articles 6 and 8, which will continue in full force and effect) will terminate without further liability or obligation of any Party to any other Party hereunder; provided, however, that no Party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (1) failure of such Party to have performed its material obligations under this Agreement, or (2) any material misrepresentation made by such Party of any matter set forth in this Agreement.
7.2    Alternative Transaction.
(A)    If there has been a Micron Breach, Intel may, and, if there has been an Intel Breach, Micron may, elect for the Parties to negotiate alternative arrangements to implement the transactions contemplated by this Agreement by delivering written notice to the other Parties within 30 days after the expiration of the cure period set forth in the definition of “Micron Breach” or “Intel Breach,” as applicable, but in any event not later than ****.
(B)    Upon such election by Intel or Micron pursuant to Section 7.2(A) or upon the occurrence of a Negotiation Trigger (the date of any such election or occurrence, a “Negotiation Commencement Date”), the Parties shall promptly meet to negotiate in good faith alternative arrangements that are fair and reasonable to implement the transactions contemplated by this Agreement and the Asset Transaction Agreements, which alternative arrangements shall implement the technology development and supply principles embodied by the Joint Venture Documents and include contractual and other arrangements that shall, as closely as practicable, provide the same or better beneficial results to the Parties, viewed on an aggregate basis, as would have been achieved if the transactions contemplated by this Agreement and the Asset Transaction Agreements had been consummated pursuant to the terms and conditions hereof and thereof.
(C)    The Parties shall attempt in good faith to reach an agreement with respect to the alternative arrangements within **** of the Negotiation Commencement Date (or such other date as may be mutually agreed between Intel and Micron, the “Negotiation Period”). During the Negotiation Period, the Designated Technology Joint Development Program Agreement shall continue in full force and effect. After the Negotiation Period, unless the Parties otherwise agree, this Agreement is subject to termination pursuant to Section 7.1(A).
(D)    Nothing herein is intended to release any Party from any liability resulting from any failure of such Party to have performed its material obligations under this Agreement or any material misrepresentation made by such Party in this Agreement, regardless of whether the Parties have thereafter reached an agreement under Section 7.2(C) above during the Negotiation Period.
ARTICLE 8.
MISCELLANEOUS
8.1    Limitation of Liability. SUBJECT TO SECTION 8.2, IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTIES OR ANY OTHER INDEMNIFIED PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER INDIRECT DAMAGES OR ANY PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE ASSET TRANSACTION AGREEMENTS, WHETHER SUCH DAMAGES ARE BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, AND EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
8.2    Exclusions and Mitigation. Sections 8.1 and 6.2 will not apply to any Party’s breach of Section 4.4. Each Party shall have a duty to use reasonable efforts to mitigate damages for which another Party is responsible. Neither the Intel Parties nor the Micron Parties shall be entitled to recover Losses for the diminution in value of its interest in IMFT or IMFS resulting from any event, circumstance or occurrence for which IMFT or IMFS is pursuing and is entitled to indemnification hereunder for the full amount of its Losses arising from such event, circumstance or occurrence.
8.3    Notices. All notices and other communications under this Agreement or any of the Asset Transaction Agreements shall be in writing and shall be deemed given upon (A) transmitter’s confirmation of a receipt of a facsimile transmission, (B) confirmed delivery by a standard overnight carrier or when delivered by hand, (C) the expiration of five Business Days after the day when mailed in the United States by certified or registered mail, postage prepaid, or (D) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Intel: Intel Corporation **** **** Attention: **** Facsimile: ****	and to: Gibson, Dunn & Crutcher LLP **** **** Attention: **** Facsimile: ****
If to Intel Singapore: Intel Technology Asia Pte Ltd **** **** Attention: **** Facsimile: ****
with a copy to: Intel Corporation **** **** Attention: **** Facsimile: ****	and to: Gibson, Dunn & Crutcher LLP **** **** Attention: **** Facsimile: ****
If to Micron: Micron Technology, Inc. **** **** **** Attention: **** Facsimile: ****
If to Micron Singapore: Micron Semiconductor Asia Pte. Ltd. **** **** Attention: **** Facsimile: ****	with a copy to: Micron Technology, Inc. **** **** **** Attention: **** Facsimile: ****

If to IMFT: IM Flash Technologies, LLC **** **** Attention: **** Facsimile: ****	and to: IM Flash Technologies, LLC **** **** Attention: **** Facsimile: ****
If to IMFS: IM Flash Singapore, LLP **** **** Attention: **** Facsimile: ****

8.4    Waiver. The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by another Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.
8.5    Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Party hereto. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by a Party in whole or in part to any other Person, including by operation of law or in connection with any acquisition, merger, or change of control of a Party, without the prior written consent of the nonassigning Parties.
8.6    Third Party Rights. Nothing in this Agreement or any Asset Transaction Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Asset Transaction Agreement or any covenant, condition or other provision contained herein.
8.7    Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.
8.8    Jurisdiction and Venue; Waiver of Jury Trial.
(A)    Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or any Asset Transaction Agreement shall be brought in a state or federal court located in Delaware and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.
(B)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY ASSET TRANSACTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ASSET TRANSACTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ASSET TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.
8.9    Dispute Resolution.
(A)    All disputes between the Parties over a purported breach of this Agreement or any Asset Transaction Agreement (each, a “Dispute”), shall be resolved as follows: the disputing Parties shall first submit the matter to the chief executive officers (or other senior executives officers) of each of the Parties by providing notice of the Dispute to the Parties. The chief executive officers (or other senior executive officers) shall then make a good faith effort to resolve the Dispute. If they are unable to resolve the Dispute within 30 days of receiving notice of the Dispute (during which 30-day period, the chief executive officers (or other senior executive officers) shall seek in good faith to hold at least three meetings at which they shall make a good faith effort to resolve the Dispute), then a civil action with respect to the Dispute may be commenced, but only after the matter has been submitted to JAMS for mediation as contemplated by Section 8.9(B).
(B)    If there is a Dispute, any Party may commence mediation by providing to JAMS and the other Parties a written request for mediation, setting forth the subject of the Dispute and the relief requested. The disputing Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling the mediation proceedings. The disputing Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator and any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any Party may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process. Except for such an action to obtain equitable relief, no Parties may commence a civil action with respect to a Dispute until after the completion of the initial mediation session, or 45 days after the date of filing the written request for mediation, whichever occurs first. Mediation may continue after the commencement of a civil action, if the disputing Parties so desire. In any such civil action, the fees and expenses of the disputing Parties will be borne by them in inverse proportion as they may prevail on the matters resolved in such action, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute; provided, however, that (1) with respect to any matter that the Intel Parties cause IMFT or IMFS to Dispute with the Micron Parties, Intel or Intel Singapore shall bear any such fees and expenses that IMFT or IMFS is required to bear under this Section 8.9(B), respectively, and (2) with respect to any matter that the Micron Parties cause IMFT or IMFS to Dispute with the Intel Parties, Micron or Micron Singapore shall bear any such fees and expenses that IMFT or IMFS is required to bear under this Section 8.9(B), respectively. The provisions of this Section 8.9(B) may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party or Parties against whom enforcement is ordered; provided, however, that if any judgment relating to or arising from a Dispute is being enforced by IMFT or IMFS, then any award of costs, fees and expenses shall be borne by the Party against whom the judgment is being enforced, and if any judgment relating to or arising from a Dispute is being enforced against IMFT or IMFS, then any such award of costs, fees and expenses shall be borne by the Party that caused IMFT or IMFS, as applicable, to dispute the underlying subject matter of the Dispute.
8.10    Headings. The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.
8.11    Entire Agreement. From and after the Closing, this Agreement, together with the Appendices and Schedules hereto and the agreements and instruments expressly provided for herein, constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written (including all side letters and all agreements of the Parties that may have been expressed as resolutions or approvals of Managers appointed by the Members of IMFT or IMFS), between the Parties hereto with respect to the subject matter hereof, including all matters relating to IMFT and IMFS; provided, however, that unless and until the Closing occurs hereunder, nothing herein shall be deemed to affect the rights and obligations of the Parties under the Master Agreement, the IMFT Agreement, the IMFS Agreement, the Omnibus Agreement and any other agreements entered into pursuant thereto or in connection therewith, except to the extent specifically provided for in this Agreement.
8.12    Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in Applicable Laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.
8.13    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.14    Expenses. Whether or not the transactions contemplated by this Agreement are ultimately consummated, each Party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement, the Asset Transaction Agreements and the Joint Venture Documents except as otherwise provided herein.
8.15    Certain Interpretive Matters.
(A)    Unless the context requires otherwise, (1) all references to Sections, Articles or the Appendix are to Sections, Articles or the Appendix of or to this Agreement, (2) words in the singular include the plural and vice versa, (3) the term “including” means “including without limitation,” and (4) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof. Unless otherwise specified herein, all amounts and payments shall be in United States dollars, and all references to “$” or dollar amounts will be to lawful currency of the United States of America. All references to “$” or dollar amounts shall be to precise amounts and not rounded up or down. All references to “day” or “days” will mean calendar days.
(B)    No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement or such provision.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

INTEL CORPORATION By: /s/ Brian Krzanich Brian Krzanich Senior Vice President, Chief Operating Officer	INTEL TECHNOLOGY ASIA PTE LTD By: /s/ Brian Krzanich Brian Krzanich Authorized Signer
MICRON TECHNOLOGY, INC. By: /s/ Mark Durcan D. Mark Durcan Chief Executive Officer	MICRON SEMICONDUCTOR ASIA PTE. LTD. By: /s/ Brian J. Shields Brian J. Shields Senior Managing Director and Chairman
IM FLASH TECHNOLOGIES, LLC By: /s/ Rodney Morgan Rodney Morgan Co-Executive Officer By: /s/ Keyvan Esfarjani Keyvan Esfarjani Co-Executive Officer	IM FLASH SINGAPORE, LLP By: /s/ Rodney Morgan Rodney Morgan Authorized Person By: /s/ Keyvan Esfarjani Keyvan Esfarjani Authorized Person

THIS IS THE SIGNATURE PAGE FOR THE 2012 MASTER AGREEMENT
ENTERED INTO BY AND AMONG
INTEL CORPORATION, INTEL TECHNOLOGY ASIA PTE LTD,
MICRON TECHNOLOGY, INC., MICRON SEMICONDUCTOR ASIA PTE. LTD.,
IM FLASH TECHNOLOGIES, LLC AND IM FLASH SINGAPORE, LLP

APPENDIX A
2012 MASTER AGREEMENT
DEFINITIONS
“2012 Master Agreement Disclosure Letter” means the disclosure letter, as agreed to between the Parties as of the date hereof, containing the Schedules required by the provisions of this Agreement.
“2012 Master Agreement Exhibit Letter” means the exhibit letter, as agreed to between the Parties as of the date hereof, containing the Exhibits required by the provisions of this Agreement and the 2012 Master Agreement Disclosure Letter.
“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly, including through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
“Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Amended Agreements” shall have the meaning set forth in Section 2.5 of this Agreement.
“Amended and Restated Mutual Confidentiality Agreement” means that certain Amended and Restated Mutual Confidentiality Agreement dated as of February 27, 2007, among Micron, Intel, Micron Singapore, Intel Singapore, IMFT and IMFS, as amended.
“Applicable Law” means any laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.
“Asset Transaction Agreements” means the IMFS BSA, the MTV APSA and each of the ancillary agreements, documents, instruments and certificates contemplated by each of the foregoing agreements and listed on Schedule 2.7(B) of the 2012 Master Agreement Disclosure Letter.
“Back-End Products” shall have the meaning set forth in the IMFS Back-End Products Purchase Agreement and the IMFT Back-End Products Purchase Agreement.
“Building Agreement” shall have the meaning set forth in the IMFS BSA.
“Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in the State of New York and Singapore are authorized or required by Applicable Law to be closed.
“Claims” means, collectively, claims, counterclaims, cross-claims, demands, actions, suits, proceedings, judgments, damages, liabilities, losses, costs and expenses.
“Closing” shall have the meaning set forth in Section 5.1 of this Agreement.

“Closing Date” means the date on which the Closing occurs. For purposes of this Agreement and the other agreements and instruments referenced herein, the Closing shall be deemed to have occurred at 11:59 p.m. on such date.
“Closing Date Amendments” shall have the meaning set forth in Section 2.5 of this Agreement.
“CNDA” means the Corporate Non-Disclosure Agreement No. 4870579, dated as of March 13, 2002, between Micron and Intel, as amended.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the United States Securities and Exchange Commission.
“Competition Law” means the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other domestic or foreign Applicable Laws issued by a domestic or foreign Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“Concluded Agreements” shall have the meaning set forth in Section 2.1 of this Agreement.
“Condition Satisfaction Date” shall have the meaning set forth in Section 5.1 of this Agreement.
“Contemporaneously Executed Agreements” shall have the meaning set forth in Section 2.4 of this Agreement.
“Continuing Agreements” shall have the meaning set forth in Section 2.3 of this Agreement.
“Deposit Agreement” means that certain Deposit Agreement by and between Intel and Micron that shall be entered into at the Closing, in substantially the form attached as Exhibit CC to the 2012 Master Agreement Exhibit Letter.
“Designated Technology Device” shall have the meaning set forth in the Designated Technology Joint Development Program Agreement.
“Designated Technology Joint Development Program Agreement” shall mean that certain Designated Technology Joint Development Program Agreement by and among Intel and Micron, dated as of the date hereof.
“Direct Claim” means any claim, demand, lawsuit, complaint, cross-complaint or counter-complaint, arbitration, opposition, cancellation proceeding, or other legal or arbitral proceeding of any nature, brought in any court, tribunal or judicial forum anywhere in the world, regardless of the manner in which such proceeding is captioned or styled brought by any Party, or their respective subsidiaries, officers, directors, employees or agents.

“Dispute” shall have the meaning set forth in Section 8.9(A) of this Agreement.
“Environmental Contaminant” shall have the meaning set forth in the IMFS BSA.
“Environmental Laws” means any and all laws (including common law), legislation, regulation, order, permit, license, code or governmental policy having the force of law or requirement under either (a) the MTV Lease Agreement that is applicable to the MTV Leased Premises, the MTV Fab Operations or the Micron Purchased Assets, or (b) the Building Agreement or the JTC Lease that is applicable to the IMFS Premises, the IMFS Business or the MSA Purchased Assets, in each case concerning (i) the environment, including pollution, contamination, environmental response, environmental investigations, environmental monitoring, clean-up, decontamination, abatement, preservation, protection, management and reclamation of the environment, (ii) human health or safety relating to workplace requirements or conditions or the exposure of employees, workers or other Persons to any chemical or substance, or (iii) the production and management or release or threatened release of any chemical or substance (including waste and Hazardous Substances), including purchase, manufacture, generation, use, treatment, processing, handling, storage, disposal, transportation, re-use, recycling or reclamation of any chemical or substance (including waste and Hazardous Substances).
“Estimated MSA Purchase Price Note” shall have the meaning set forth in the IMFS BSA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fab” shall have the meaning set forth in the IMFT Agreement or IMFS Agreement, as applicable.
“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.
**** shall have the meaning set forth in the ****.
****
**** shall have the meaning set forth in **** of this Agreement.
“Hazardous Substances” means any asbestos, any petroleum and petroleum products (including without limitation crude oil and any fractions thereof), any natural gas, synthetic gas, and any mixtures thereof, any flammable, explosive, radioactive, hazardous, toxic, contaminating, polluting matter, waste or substance, including without limitation any material defined, listed, designated, classified, regulated or referred to by any Governmental Entity as a hazardous, dangerous, or toxic waste, material or substance, or contaminant or pollutant, or other similar term, under any Environmental Laws in effect or that may be promulgated in the future.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IMFS” shall have the meaning set forth in the preamble to this Agreement.
“IMFS Agreement” shall have the meaning set forth in the Recitals to this Agreement.
“IMFS Back-End Products Purchase Agreement” means that certain IMFS Back-End Products Purchase Agreement by and among IMFS, Intel Singapore and Micron Singapore that shall be entered into at the Closing, in substantially the form attached as Exhibit HH to the 2012 Master Agreement Exhibit Letter.
“IMFS BSA” means that certain IMFS Business Sale Agreement by and among IMFS, Micron Singapore and Intel Singapore, dated as of the date hereof.
“IMFS Business” shall have the meaning set forth in the IMFS BSA.
“IMFS Fab Operations” shall have the meaning set forth in the IMFS BSA.
“IMFS Premises” shall have the meaning set forth in the IMFS BSA.
“IMFT” shall have the meaning set forth in the preamble to this Agreement.
“IMFT Agreement” shall have the meaning set forth in the Recitals to this Agreement.
“IMFT Back-End Products Purchase Agreement” means that certain IMFT Back-End Products Purchase Agreement by and among IMFT, Intel and Micron that shall be entered into at the Closing, in substantially the form attached as Exhibit GG to the 2012 Master Agreement Exhibit Letter.
“Indemnified Party” shall have the meaning set forth in Section 6.3(A) of this Agreement.
“Indemnifying Party” shall have the meaning set forth in Section 6.3(A) of this Agreement.
“Intel” shall have the meaning set forth in the preamble to this Agreement.
“Intel Breach” means a breach by either of the Intel Parties of any covenant, representation or warranty contained in this Agreement or the IMFS BSA that has resulted in a Material Adverse Effect or has prevented the satisfaction of any condition to the obligations of the Parties, where such breach has not been waived by all of the Micron Parties or cured by the breaching Party, within 30 days after written notice thereof from either Micron Party (or such longer period as is necessary to effect a cure of the breach, so long as the breaching Party diligently attempts to effect a cure throughout such period and such period does not extend beyond ****).
“Intel Parties” shall have the meaning set forth in the preamble to this Agreement.
“Intel Singapore” shall have the meaning set forth in the preamble to this Agreement.

“Intel Singapore Distribution” shall have the meaning set forth in Section 2.8(A)(2) of this Agreement.
“Integrated Circuit” means an integral unit comprising one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing to the formation of, a circuit for performing electrical functions and, if provided therewith, housing and/or supporting means.
“JAMS” means Judicial Arbitration and Mediation Services.
“Joint Venture Documents” means any or all of this Agreement, the Termination Agreements, the Continuing Agreements, the Contemporaneously Executed Agreements, the Amended Agreements and the New Agreements, but excluding the Asset Transaction Agreements.
“JTC Lease” shall have the meaning set forth in the IMFS BSA.
“Lehi Fab” shall have the meaning set forth in Section 4.10(A)(2) of this Agreement.
“Lien” means any charge, claim, mortgage, lien, option, pledge, security interest or other restriction of any kind (other than those created under applicable United States federal or state securities laws).
“Liquidating Event” shall have the meaning set forth in the IMFT Agreement.
“Losses” shall have the meaning set forth in Section 6.2(A) of this Agreement.
“Manager” shall have the meaning set forth in the IMFT Agreement or the IMFS Agreement, as applicable.
“Material Adverse Effect” means (i) a material adverse effect on the business, results of operations or financial condition of a Party and its subsidiaries, taken as a whole, or (ii) any change or effect that prevents or materially impedes or delays the consummation of the transactions contemplated by this Agreement, the Asset Transaction Agreements and the Joint Venture Documents and the other transactions contemplated hereby and thereby, all taken as a whole; provided, that changes and effects attributable to changes in Applicable Law of general applicability or interpretations thereof by courts or Governmental Entities shall not be deemed, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect.
“Material Damage” shall have the meaning set forth in Section 4.9(C) of this Agreement.
“Member” or “Members” means one or both of Intel and Micron, in the case of IMFT, or one or both of Intel Singapore and Micron Singapore, in the case of IMFS.
**** shall have the meaning set forth in the ****.

“Micron” shall have the meaning set forth in the preamble to this Agreement.
“Micron Breach” means a breach by either of the Micron Parties of any covenant, representation or warranty contained in this Agreement or the IMFS BSA that has resulted in a Material Adverse Effect or has prevented the satisfaction of any condition to the obligations of the Parties, where such breach has not been waived by all of the Intel Parties or cured by the breaching Party, within 30 days after written notice thereof from either Intel Party (or such longer period as is necessary to effect a cure of the breach, so long as the breaching Party diligently attempts to effect a cure throughout such period and such period does not extend beyond ****).
“Micron Parties” shall have the meaning set forth in the preamble to this Agreement.
“Micron Purchased Assets” shall have the meaning set forth in the MTV APSA attached as Exhibit DD to the 2012 Master Agreement Exhibit Letter.
“Micron Singapore” shall have the meaning set forth in the preamble to this Agreement.
“MSA Cash Purchase Price” shall have the meaning set forth in the IMFS BSA.
“MSA Purchased Assets” shall have the meaning set forth in the IMFS BSA.
“MTV APSA” means that certain MTV Asset Purchase and Sale Agreement by and among IMFT, Micron and Intel, to be entered into as of the Closing.
“MTV Fab” shall have the meaning set forth in Section 4.10(A)(1) of this Agreement.
“MTV Fab Operations” shall have the meaning set forth in the form of MTV APSA attached as Exhibit DD to the 2012 Master Agreement Exhibit Letter.
“MTV Lease Agreement” shall have the meaning set forth in the MTV APSA attached as Exhibit DD to the 2012 Master Agreement Exhibit Letter.
“MTV Leased Premises” shall have the meaning set forth in the MTV APSA attached as Exhibit DD to the 2012 Master Agreement Exhibit Letter.
“Negotiation Commencement Date” shall have the meaning set forth in Section 7.2(B).
“Negotiation Period” shall have the meaning set forth in Section 7.2(C).
“Negotiation Trigger” means (i) the failure to satisfy or waive any closing condition under Section 5.2 by ****, other than by reason of an Intel Breach or a Micron Breach, (ii) the giving of notice by any of Intel, Micron or IMFT pursuant to Section 4.9(D) of this Agreement of the release of the obligation to enter into the MTV APSA, or (iii) the termination of the IMFS BSA pursuant to Section 1.6(d) of the IMFS BSA.
“New Agreements” shall have the meaning set forth in Section 2.6 of this Agreement.

“Omnibus Agreement” means that certain Omnibus Agreement dated as of February 27, 2007, by and between Micron and Intel.
“Order” shall have the meaning set forth in Section 5.2(A) of this Agreement.
“Party” means Intel, Intel Singapore, Micron, Micron Singapore, IMFT or IMFS individually, and “Parties” means Intel, Intel Singapore, Micron, Micron Singapore, IMFT and IMFS collectively.
“Person” or “Persons” means any natural person and any corporation, firm, partnership, trust, estate, limited liability company or other entity resulting from any form of association.
“Post-Closing Adjustment” shall have the meaning set forth in the MTV APSA attached as Exhibit DD to the 2012 Master Agreement Exhibit Letter.
“Post-Closing Benefits” shall have the meaning set forth in Section 4.13(A).
“Products” shall have the meaning set forth in the Supply Agreements.
“Senior Unsecured Note” means that certain Senior Unsecured Promissory Note made by Micron in the initial principal amount of $65,000,000 that shall be issued to Intel at the Closing, in substantially the form attached as Exhibit V to the 2012 Master Agreement Exhibit Letter.
“Sharing Interest” shall have the meaning set forth in the IMFT Agreement or IMFS Agreement, as applicable. For the avoidance of doubt, the relevant Parties’ Sharing Interests as of the date of this Agreement are as follows: (i) with respect to IMFT, **** for Intel and **** for Micron; and (ii) with respect to IMFS, **** for Intel Singapore and **** for Micron Singapore.
****
****
**** shall have the meaning set forth in **** of this Agreement.
“Statement of Work” shall have the meaning set forth in the Designated Technology Joint Development Program Agreement.
“Supply Agreements” means that certain Supply Agreement dated as of February 27, 2007, by and between Intel Singapore and IMFS, that certain Supply Agreement dated as of February 27, 2007, by and between Micron Singapore and IMFS, that certain Supply Agreement dated as of January 6, 2006, by and between Micron and IMFT, and that certain Supply Agreement, dated as of January 6, 2006, by and between Intel and IMFT.
“Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, service, service use, withholding, payroll, employment, excise, severance, stamp, good and services, occupation, premium, property, customs, duties or other type of fiscal levy and all other taxes, governmental fees, registration fees, assessments or charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed or assessed with respect thereto.
“Termination Agreements” shall have the meaning set forth in Section 2.2 of this Agreement.
“Third Party Claim” means any claim, demand, lawsuit, complaint, cross-complaint or counter-complaint, arbitration, opposition, cancellation proceeding, or other legal or arbitral proceeding of any nature, brought in any court, tribunal or judicial forum anywhere in the world, regardless of the manner in which such proceeding is captioned or styled brought by any Person, other than Intel or Micron or any of their subsidiaries or their officers, directors, employees or agents (in their capacities as such).
“Works” shall have the meaning set forth in Section 4.9(B) of this Agreement.